Exhibit 10.17

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is made as of the 1st day of December 2001, by and among ACE Financial Solutions International, Ltd., a Bermuda management company (“ACE FSI”), ACE Financial Solutions, a division of ACE American Insurance Company, a Pennsylvania company (“FSUS”), ACE Capital Re International, Ltd., a Bermuda Class 3 and Long Term insurer/reinsurer (“ACRI”), and Paget Reinsurance International Ltd., a Bermuda Class 3 and Long Term insurer/reinsurer (“PAGET”) (collectively the “Clients”); and ACE Financial Solutions International, Inc., Japan Branch, a company registered in Japan (“FSIJ”).  The Clients and FSIJ may also be referred to individually as “Party” and collectively as “Parties”.

W I T N E S S E T H

WHEREAS, ACE Financial Solutions International, Inc., a Delaware company, has established a branch office in Japan (hereinafter referred to as “FSIJ”) that is engaged in performing various preliminary and auxiliary marketing-related services in Japan; and

WHEREAS, the Clients wish FSIJ to perform various auxiliary and prepatory services in connection with insurance and reinsurance business and in consideration of receipt of fees, FSIJ is willing to provide those services subject to the terms hereof; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I - SERVICES

1.1           At any time, the Clients may request from FSIJ, and FSIJ shall provide to the Clients, certain services, subject to such guidelines as may be agreed from time to time (the “Agreed Guidelines”) between FSIJ and the Clients (“Services”).  FSIJ shall offer such Services to the Clients in exchange for the payment of certain amounts agreed upon pursuant to Article II, and as further stipulated in Schedule A.

1.2           Such Services may include, without limitation: (1) identification of prospective insurance or reinsurance purchasers located in Japan, (2) making presentations to prospective purchasers of potential risk reduction solutions, (3) introduction of such prospective purchasers to the appropriate ACE insurance, reinsurance or services company, and (4) receipt of data and other financial information from a prospective purchaser and transmittal of such data and information to the appropriate ACE entity.

1.3           The Services and associated fees may be changed from time to time by an amendment to the attached Schedule A as agreed, in writing, by the Parties.

1.4           The Parties hereby acknowledge that any employee rendering a Service pursuant to this Agreement (“Employee”) shall be acting at all times as an employee of FSIJ.  In the performance of any such Service, the Employee shall report and act at the direction of FSIJ with regard to the Services, which shall have full authority to direct his or her services related to this Agreement.  The Client shall exercise no control over the Employee in the performance of Services.  Subject to the terms and conditions of this Agreement and any Agreed Guidelines, FSIJ will retain final decision-making authority in all matters in respect of which it provides Services under this Agreement.

1.5           FSIJ shall perform Services as an independent contractor.  Nothing contained herein shall be construed to create the relation of partner, employer and employee or principal and agent as between any Clients or as between FSIJ and the Clients.  FSIJ shall have no authority to negotiate or transact business on behalf of the Clients.

1.6           FSIJ represents that it possesses and will maintain the appropriate licenses and authority to perform any Services provided to the Clients under this Agreement.  However, notwithstanding this representation, nothing in this Agreement shall require FSIJ to obtain any licenses, systems, personnel, or operations to provide or comply with the obligations set forth in this Agreement or to retain any specific Employee to perform the Services.

1.7           FSIJ may change the contents of the Services and the manner in which such Services are performed by giving a notice to the Clients, whenever there arises any question in relation to such contents or manner of provision of the Services in respect of compliance with Japan’s Insurance Business Law, Banking Law, Securities and Exchange Law, and/or other applicable Japanese laws and ordinances.

ARTICLE II – COST ALLOCATION

2.1           For the Services rendered by FSIJ to the Clients pursuant to Section 1 of this Agreement, each of the Clients shall pay to FSIJ the amount of any Direct Expense incurred in respect of the provision of Services to such Client.  In the event Direct Expense is incurred in respect of Services to one or more Clients, the individual Clients receiving such Services will pay the percentage of such Direct Expense allocable to the Services received.  In addition, each of ACE FSI, FSUS, ACRI and PAGET shall be liable to pay to FSIJ the applicable percent of the Common Charges as set forth in Schedule A hereto.  For the avoidance of doubt, it is understood that the entire amount of Common Charges will not be reimbursed to FSIJ by the Clients; however, FSIJ shall have other sources of revenue, whether or not specified herein.

2.2           “Direct Expense” as used herein shall mean an amount due to a third party whether incurred by FSIJ directly, or at the request of, or in support of the request of, an individual Client or group of Clients in relation to specific Services provided by FSIJ to such Client(s), and shall include, but not be limited to any government fees, legal, tax, accounting, consulting or other professional service expenses. “Common Charges” as used herein shall mean the total amount of FSIJ’s operating expenses, including salary, office, marketing, travel and other operating expenses of FSIJ, plus five percent (5%).

2.3           PAGET may provide further compensation to FSIJ for the Services on a fee or commission basis in accordance with the terms of other negotiated agreements.

2.4           FSIJ will provide each Client with a statement, setting forth the amounts of Direct Expense and Common Charges due and payable, as applicable, within thirty (30) days after the last day of each calendar quarter.  Each Client will pay FSIJ the amount due hereunder within thirty (30) days of receipt of such quarterly statement.

2.5           The Parties acknowledge and agree that the Clients shall have the right to offset any amounts due and owing to FSIJ under this Agreement against any other amounts due and owing to the Clients from FSIJ.

2.6           Each Client herein shall only be liable for its own participation and/or obligations hereunder, and shall not be jointly liable for the participation or obligations of any other Client herein.

ARTICLE III - BOOKS AND RECORDS

3.1           The ownership of all books, supplies, records or other materials furnished by or on behalf of the Clients relating to any of the Services provided by FSIJ shall be vested in, and remain the property of such Client, and all shall be delivered to such Client immediately upon the termination of this Agreement or at any time upon the request of the Client.

3.2           Each Client shall have the right, from time to time, to conduct reviews, inspections and/or audits of any or all of the records and documents related to its business under this Agreement, during ordinary business hours upon reasonable notice, and FSIJ shall cooperate and cause its employees, agents or advisors to cooperate with the Clients conducting such reviews, inspections and audits.

ARTICLE IV - TERM AND TERMINATION

4.1           This Agreement is effective as of the date first set forth above, and shall remain in effect until terminated by any Party upon thirty (30) days prior written notice to the other Parties.

4.2           Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement immediately upon written notice to the other Parties in the event that one of the other Parties (i) becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the major part of its property, (ii) becomes the subject of bankruptcy, reorganization, rearrangement, insolvency or liquidation proceedings, or other proceedings for relief of creditors and such proceedings are not stayed or discharged within ninety (90) days after being commenced; (iii) is acquired by another entity, unless such acquiring entity is wholly owned, directly or indirectly, by ACE Limited; (iv) fails to obtain or maintain any licenses, permits or other qualifications that are required by law to fulfill its obligations under this Agreement and such failure remains uncured after fifteen (15) days, or (v) commits abandonment, fraud or willful misconduct with the provision of Services under this Agreement.

4.3           Termination of this Agreement shall not relieve a Party of its obligations under this Agreement up to the effective date of termination.  Following any termination, the Parties will cooperate with each other to provide a smooth transition of services and to satisfy reasonable requests for information concerning actions taken during the term.

ARTICLE V - INDEMNIFICATION

5.1           FSIJ agrees to hold harmless and indemnify each Client and each of their officers, directors, employees, shareholders, independent contractors and agents (collectively the “Client Indemnitees”) from and against any and all claims, suits, causes of action, demands, losses, damages, fines, penalties, punitive damages, costs or expenses, including attorneys’ fees, or other liabilities of any nature (“Damages”) based on, related to or in connection with: (i) any action taken or omitted by any of the Client Indemnitees solely at the direction of FSIJ, (ii) Damages incurred by any Client Indemnitee as a result solely of any negligent, willful or intentional acts, errors or omissions of FSIJ or its officers, directors, employees or agents in the performance or breach of this Agreement, (iii) any litigation, arbitration or other proceeding related to this Agreement and involving any of the Client Indemnities in which the plaintiff, petitioner or other claimant does not allege any fault or wrongdoing on the part of any of the Client Indemnities, and/or (iv) based on or related to or in connection with any obligation of FSIJ to withhold and pay over any taxes based on wages, salary or other compensation of employees of FSIJ.

5.2           The Clients each agree to severally and not jointly hold harmless and indemnify FSIJ and each of it’s officers, directors, employees, shareholders, independent contractors and agents (collectively the “FSIJ Indemnitees”) from and against any and all Damages based on, related to or in connection with: (i) any action taken or omitted by any of the FSIJ Indemnitees solely at the direction of a Client, (ii) Damages incurred by any FSIJ Indemnitee as a result solely of any negligent, willful or intentional acts, errors or omissions of any Client or its directors, employees or agents in the performance or breach of this Agreement, (iii) any litigation, arbitration or other proceeding relating to this Agreement and involving any of the FSIJ Indemnitees in which the plaintiff, petitioner or other claimant does not allege any fault or wrongdoing on the part of the FSIJ Indemnities or any of them, and/or (iv) based on or related to or in connection with any obligation of any Client to withhold and pay over any taxes based on wages, salary or other compensation of employees of that respective Client.

5.3           The terms of this Article shall survive the termination of this Agreement.

ARTICLE VI - ARBITRATION

6.1           All disputes between the Parties relating to or in connection with this Agreement, including but not limited to its interpretation, performance or breach, shall be submitted to binding arbitration as described in this Article.

6.2           The Party initiating arbitration shall provide notice of its demand for arbitration, which shall include appointment of an arbitrator.  The other Party shall have thirty (30) days from receipt of such demand for arbitration in which to appoint its arbitrator.  If the responding Party fails to appoint its arbitrator within such thirty (30) days, the initiating Party shall be entitled to choose the second arbitrator.  Together the two arbitrators shall agree upon a neutral umpire.  If no such agreement is reached within thirty (30) days of the appointment of the second arbitrator, the umpire shall be chosen by drawing lots.  The arbitrators and the umpire (collectively the “Panel”) shall be active or retired insurance professionals of disinterested insurance-related companies not under the control of either Party or their respective parent companies.

6.3           Each Party shall submit its case to the Panel within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Panel.

6.4           The Panel shall make its decision with regard to the custom and usage of the insurance business.  The Panel shall be relieved of all judicial formalities and the strict rules of law.  The written decision of a majority of the Panel shall be rendered within sixty (60) days following the termination of the Panel’s hearings, unless the Parties consent to an extension.  Such majority decision of the Panel shall be final and binding upon the Parties both as to law and fact, and may not be appealed to any court of any jurisdiction.  Judgment may be entered upon the final decision of the Panel in any court of proper jurisdiction.

6.5           Each Party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the costs of arbitration, including the fees of the umpire, shall be divided equally between the two Parties.  The Panel shall have the authority to award to the prevailing Party its costs and attorneys’ fees.

6.6           Except as may be otherwise provided herein, the arbitrators shall promulgate rules to interpret this Agreement under ARIAS Arbitration Rules.

6.7           Any arbitration proceeding shall take place in Bermuda or such other location as may be mutually agreed upon by the Parties.

ARTICLE VII - CONFIDENTIALITY

7.1           FSIJ agrees that, except with the consent of the relevant Client, it will not disclose or use for any purpose outside the scope of this Agreement proprietary or confidential information provided to it by that Client unless and until such information: (i) becomes public knowledge other than through disclosure by FSIJ, or (ii) is subpoenaed or otherwise required by an authorized governmental authority.  In the event that FSIJ, upon the advice of counsel, determines that it is required to provide any such information, it shall promptly provide notice to the Client.

7.2           FSIJ’s obligations under this Article shall survive the termination of this Agreement.

ARTICLE VIII - NOTICES

8.1           Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given: (i) when received if given in person or by courier or a courier service, or (ii) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed):

8.2           If to FSIJ, addressed as follows:

ACE Financial Solutions International, Inc., Japan Branch
Attention: Mr. Hiroshi Hasagawa
1-8-1 Shimomeguro
Meguro-ku
Tokyo, Japan 153-0064
Fax: 813.5740.0813

8.3           If to a Client, addressed as follows:

If to ACE FSI:	ACE Financial Solutions International, Ltd.
Attention: Vice President and Counsel
ACE Global Headquarters
17 Woodbourne Ave.
Hamilton HM 08 Bermuda
Fax: 441 296-7797

If to ACRI:	ACE Capital Re International, Ltd.
Attention: Vice President, Legal Counsel
The ACE Building
30 Woodbourne Ave.
Hamilton HM 08 Bermuda
Fax: 441.296.3379

If to FSUS:	ACE Financial Services Inc.
Attention: Suresh Krishnan
1331 Avenue of the Americas
New York, NY 10036
Fax: 212.642.7888

If to PAGET:	Paget Reinsurance International Ltd.
Attention: Roger Gillett

ACE Global Headquarters
17 Woodbourne Ave.
Hamilton HM 08 Bermuda
Fax: 441.292.8635

ARTICLE IX - MISCELLANEOUS PROVISIONS

9.1           The Parties agree that this Agreement constitutes the entire understanding and agreement among them and supersedes any prior or contemporaneous written or oral agreements, undertakings, communications or representations among them concerning the subject matter of this Agreement.

9.2           If any separable provision hereof shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

9.3           No terms, conditions, or other provisions of this Agreement may be waived, modified, amended, or otherwise changed except in a writing signed by the Parties which expressly states that it is an amendment or waiver of terms of this Agreement.  Any such writing must also specify with particularity which term or terms of this Agreement are so amended or waived.  Any such writing shall not be construed as a general waiver, abandonment, modification or amendment of any terms, conditions or provisions of this Agreement, but rather strictly construed as an amendment or waiver of only those terms or conditions stated therein.

9.4           No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

9.5           The rights, duties and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and assigns.

9.6           This Agreement shall be governed and construed in accordance with the laws of Bermuda without giving effect to the principles of conflicts of laws thereof.

9.7           This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8           The headings in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

ACE Financial Solutions International Inc.,
Japan Branch

By:
Name:
Title:

ACE Financial Solutions International, Ltd.

By:
Name:
Title:

ACE Capital Re International, Ltd.

By:
Name:
Title:

ACE American Insurance Company, for itself and on behalf of ACE Financial Solutions (US)

By:
Name:
Title:

Paget Reinsurance International Ltd.

By:
Name:
Title:

Schedule A

Common Charges

Client	Percent

ACE FSI	25%

FSUS	25%

ACRI	25%

PAGET	25%